Exhibit 10.2

EX-10.2 PROMISSORY NOTE with C. David Callaham

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. EXCEPT AS CONTEMPLATED BY THE SECURITIES PURCHASE AGREEMENT BETWEEN RENTECH, INC. AND THE ORIGINAL HOLDER OF THIS NOTE, THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO RENTECH, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

FOR VALUE RECEIVED, RENTECH, INC., a Colorado corporation (the “Borrower”), hereby promises to pay to C. DAVID CALLAHAM, or his registered assigns or successors in interest (the “Holder”), on order, the sum of:

Five Hundred Thousand Dollars ($500,000.00), (the “Principal Amount”), together with any accrued and unpaid interest hereon, on November 18, 2005 (as such date may be extended by the Holder in its sole discretion) (the “Maturity Date”) if not sooner paid.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof between the Borrower and the Holder (the “Purchase Agreement”).

The following terms shall apply to this Note:

DISBURSEMENTS; INTEREST; PRE PAYMENT

Within one day from the date of this Note, the Holder shall disburse the Principal Amount of $500,000.00 to Borrower (“Disbursement”).

Interest payable on this Note shall accrue on the outstanding principal amount from the date of Disbursement at a rate per annum (the “Interest Rate”) equal to eight and one-half percent (8.5%). If not sooner paid, the entire amount of principal and accrued interest shall be paid in full on November 18, 2005.

Borrower may prepay any portion of the outstanding Principal Amount at any time prior to the Maturity Date without the consent of the Holder; provided that such prepayment shall be accompanied by all interest that has accrued and remains unpaid with respect to the Principal Amount being prepaid.

EVENTS OF DEFAULT

Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable.

The occurrence of any of the following events is an “Event of Default”:

Failure to Pay Principal or Interest. The Borrower fails to pay when due any installment of principal or interest hereon in accordance herewith, and in any such case, such failure shall continue for a period of fifteen (15) days following the date upon which any such payment was due.

Breach of Covenant. The Borrower breaches any covenant or any other term or condition of this Note or the Purchase Agreement in any material respect, and such breach, if subject to cure, continues for a period of thirty (30) days after the occurrence thereof.

Breach of Representations and Warranties. Any representation or warranty made by the Borrower in this Note or the Purchase Agreement, shall be false or misleading in any material respect on the date that such representation or warranty was made or deemed made.

2.4 Royster-Clark Agreement. Failure to enter into a binding agreement with Royster-Clark, Inc. on or before February 17, 2005 for the purchase by Borrower or Borrower’s subsidiary or affiliate for the purchase of all the issued and outstanding stock of Royster-Clark Nitrogen, Inc.

DEFAULT RELATED PROVISIONS

Following the occurrence and continuance of an Event of Default beyond any applicable cure period hereunder, the Holder shall have the following remedies:

2.5 Additional Warrant Shares. Borrower shall deliver to Holder the Borrower’s stock purchase warrant for the purchase of 109,649 shares of the Borrower’s common stock at the exercise price of $1.14 per share on the same terms and conditions as the Stock Purchase Warrant issued to Holder concurrently with the execution and delivery of this Note.

2.6 Conversion of Note into Shares. Holder shall have the right, at the option of Holder, to convert the balance of principal and interest due on the Note into shares of Borrower’s common stock, as full payment of the Note and in lieu of payment in cash. Upon Holder’s written election to convert the Note into shares, Borrower shall issue and deliver to Holder a restricted stock certificate representing the number of shares of Borrower’s common stock determined by dividing the balance of principal and interest due on the Note as of the date of Holder’s written notice by ninety percent (90%) of the average closing price of the stock over the ten trading days immediately prior to the date the written notice is received by Borrower, as the closing price is reported by the American Stock Exchange (the “Conversion Price”); provided that under no circumstances shall the Conversion Price be deemed to be less than $1.14 per share, regardless of the actual average closing price.

MISCELLANEOUS

Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at the address provided in the Purchase Agreement executed in connection herewith, and to the Holder at the address provided in the Purchase Agreement for such Holder, or at such other address as the Borrower or the Holder may designate by ten days advance written notice to the other parties hereto.

Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented.

Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement. This Note shall not otherwise be assigned by the Borrower without the consent of the Holder.

Governing Law. This Note shall be governed by and construed in accordance with the laws of the state of Colorado, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Colorado or in the federal courts located in the state of Colorado. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

Note and Payment Made in Colorado. The Holder and Borrower stipulate and agree that this Note and the Loan have been made in the State of Colorado, and that payment of the Note and interest on the Note shall be deemed made in the State of Colorado, and payment of interest shall be governed and controlled by the laws of the State of Colorado, without regard to principles of conflicts of laws.

Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay to Holder reasonable costs of collection, including reasonable attorney’s fees.

IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be signed in its name effective as of this 19th day of November, 2004.

Rentech, Inc., a Colorado corporation

By:	/s/ Dennis L. Yakobson
Name:	Dennis L. Yakobson
Title:	President and Chief Executive Officer

By:	/s/ Ronald C. Butz
Name:	Ronald C. Butz
Title:	Secretary

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